SCHEDULE 14C

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

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The Vantagepoint Funds
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THE VANTAGEPOINT FUNDS

VANTAGEPOINT DIVERSIFYING STRATEGIES FUND

777 North Capitol Street, NE

Suite 600

Washington, DC 20002

INFORMATION STATEMENT

Important Notice Regarding Internet Availability of this Information Statement:

This Information Statement is available at http://www.icmarc.org/x3333.xml?RFID=W427

This Information Statement is being furnished on behalf of the Board of Directors of The Vantagepoint Funds (the “VP Funds”) to inform shareholders of the Vantagepoint Diversifying Strategies Fund (the “Fund”) about recent changes related to the Fund’s subadvisory arrangements. The changes were approved by the Board of Directors of the VP Funds (“Directors” or “Board”) on the recommendation of the Fund’s investment adviser, Vantagepoint Investment Advisers, LLC (“VIA”), without shareholder approval, as is permitted by an order of the U.S. Securities and Exchange Commission (“SEC”) dated May 8, 2000 (the “SEC Order”). We Are Not Asking You for a Proxy and You are Requested Not to Send us a Proxy.

This Information Statement is being made available on or about July 29, 2014 to shareholders of record of the Fund as of June 30, 2014.

INTRODUCTION

VIA is the investment adviser for each series of the VP Funds. VIA employs a “manager of managers” arrangement in managing the assets of certain series. Under this arrangement, VIA, subject to approval by the Board, may hire, terminate or replace subadvisers that are not “affiliated persons” of the VP Funds or VIA, as that term is defined under the Investment Company Act of 1940, as amended (the “1940 Act”) (“unaffiliated subadvisers”), and modify material terms and conditions of subadvisory agreements with unaffiliated subadvisers, without shareholder approval. VIA recommended, and the Board has approved, a subadvisory agreement with a new subadviser to the Fund: SSgA Funds Management, Inc. (“SSgA FM”). The subadvisory agreement with SSgA FM is herein referred to as the “New Subadvisory Agreement.” In addition, VIA recommended, and the Board has approved, an amendment to the fee schedule of the current investment subadvisory agreement with Payden & Rygel to: (i) reflect the fee relating to Payden & Rygel serving as a subadviser for a new enhanced equity strategy; and (ii) remove references to the fee for Payden & Rygel’s services as a subadviser with respect to the collateral portfolio associated with the Fund’s global tactical asset allocation strategy (“GTAA strategy”) due to the elimination of the GTAA strategy. The amended subadvisory agreement with Payden & Rygel is herein referred to as the “Payden Amendment.”

Section 15(a) of the 1940 Act generally requires that the shareholders of a mutual fund approve an agreement under which a person serves as investment adviser or subadviser of a fund. In order to employ the “manager of managers” arrangement discussed above, the VP Funds and VIA requested and received the SEC Order. The SEC Order exempts VIA and the VP Funds from the shareholder approval requirements of Section 15(a) of the 1940 Act and allows the Board, subject to certain conditions, to appoint new, unaffiliated subadvisers and approve subadvisory agreements with such subadvisers on behalf of the VP Funds without shareholder approval.

Consistent with the SEC Order, at a meeting held on December 3, 2013 (the “December Meeting”), the Board, including a majority of the Directors who are not “interested persons” of the VP Funds or of VIA, as that term is defined under the 1940 Act (“Independent Directors”), approved the New Subadvisory Agreement among the VP Funds (on behalf of the Fund), VIA and SSgA FM and the Payden Amendment to the current subadvisory agreement among the VP Funds (on behalf of the Fund), VIA and Payden & Rygel (“Payden Subadvisory

Agreement”). As discussed later in this Information Statement, the Board carefully considered the New Subadvisory Agreement and the Payden Amendment, and concluded that the approval of the New Subadvisory Agreement and Payden Amendment was in the best interests of the Fund and its shareholders. Also at the December Meeting, VIA recommended and the Board approved, effective May 1, 2014: (i) the elimination of the GTAA strategy and the termination of Mellon Capital Management Corporation (“Mellon”) as subadviser for that strategy; (ii) the elimination of the collateral portfolio associated with the GTAA strategy, which was subadvised by Payden & Rygel; (iii) a reduction in the assets of the Fund allocated to the low duration plus fixed income strategy, which is subadvised by Payden & Rygel; (iv) the addition of an enhanced equity strategy and the hiring of Payden & Rygel to serve as a subadviser for that new strategy; (v) a reduction in the assets of the Fund allocated to the convertible securities strategy, which is subadvised by Shenkman Capital Management, Inc. (“Shenkman”); and (vi) the addition of a real estate investment trust (“REIT”) strategy to be implemented on a passive basis (“passive U.S. REIT strategy) and the hiring of SSgA FM to serve as a subadviser for that new strategy. The changes described above with regard to the Fund effective May 1, 2014 may be collectively referred to below as the “New DSF Subadviser Structure.”

As a condition to relying on the SEC Order, VIA and the VP Funds are required to furnish the Fund’s shareholders with information about new subadvisers within ninety days from the date that the subadvisers are hired. This Information Statement provides that information, along with details of the new subadvisory arrangements for the Fund.

APPOINTMENT OF SSgA FM AND PAYDEN AND RYGEL AS SUBADVISERS TO THE FUND

At the December Meeting, VIA recommended, and the Board approved, the appointments of SSgA FM as a subadviser to the Fund and Payden & Rygel to provide subadvisory services with respect to the Fund’s enhanced equity strategy. On May 1, 2014, SSgA FM and Payden & Rygel (with respect to the enhanced equity strategy) began managing the assets allocated to it by VIA. Oaktree Capital Management, L.P. (“Oaktree”), Payden & Rygel (with respect to the low duration plus fixed income strategy) and Shenkman continue to serve as subadvisers to the Fund.

Under the terms of the New Subadvisory Agreement and Payden Subadvisory Agreement, respectively, SSgA FM and Payden & Rygel each make investment decisions for the assets of the Fund allocated to them by VIA, and continuously review, supervise and administer the Fund’s investment program with respect to such assets.

VIA’S RECOMMENDATION AND THE BOARD’S DECISION

REGARDING SSgA FM AND PAYDEN AND RYGEL

VIA recommended to the Board that it appoint SSgA FM as a subadviser to the Fund and Payden & Rygel to provide subadvisory services with respect to the Fund’s enhanced equity strategy and approve the New Subadvisory Agreement and Payden Amendment. VIA made these recommendations after it conducted a comprehensive search for managers with experience managing U.S. REIT style portfolios with respect to SSgA FM and for managers with experience managing small-cap core style portfolios with respect to Payden & Rygel. VIA recommended SSgA FM and Payden & Rygel (with respect to the enhanced equity strategy) because, among other things, in its view, based in part on information given to VIA by SSgA FM and Payden & Rygel, SSgA FM and Payden & Rygel each: (i) possesses a stable organizational structure; (ii) has an experienced investment team; (iii) has adequate infrastructure and support staff; (iv) is an experienced subadviser of registered investment companies; and (v) has a complementary investment strategy to the Fund’s other subadvisers, which supports the Fund’s multi-management approach; and (vi) has demonstrated favorable performance.

Before approving the appointments of SSgA FM as a subadviser to the Fund and Payden & Rygel to provide subadvisory services with respect to the enhanced equity strategy, the Board considered the recommendations of, and supporting analyses and data presented by, VIA.

With respect to the Board’s consideration of the New Subadvisory Agreement and the Payden Amendment, the Directors received written information in advance of the December Meeting from VIA, which included: (1) VIA’s rationale for recommending the New DSF Subadviser Structure; (2) the process by which VIA selected and recommended for Board approval SSgA FM as subadviser to the Fund to implement the passive U.S. REIT strategy and Payden & Rygel to implement the enhanced equity strategy; (3) the nature, extent and quality of the services that SSgA FM and Payden would provide to the Fund; (4) the experience, investment management business, personnel and operations of SSgA FM and Payden & Rygel; (5) the brokerage and trading policies and practices of SSgA FM and Payden & Rygel; (6) the level of the subadvisory fees to be charged to the Fund by SSgA FM and Payden & Rygel and a comparison of those fees to the: (a) fees charged by SSgA FM and Payden & Rygel for managing other comparable accounts; and (b) fees charged by a group of U.S. separate account investment managers utilizing a U.S. REIT mandate with respect to SSgA FM and a small capitalization core mandate with respect to Payden & Rygel; (7) the compliance program of SSgA FM and information on Payden & Rygel’s compliance program; (8) performance information for SSgA FM and Payden & Rygel utilizing: (i) a passive U.S. REIT mandate with respect to SSgA FM, and (ii) an enhanced equity mandate with respect to Payden & Rygel, and such performance compared to a relevant benchmark and peer group; (9) the Fund’s expected overall investment advisory fee and projected total expense ratio, taking into account the New DSF Subadviser Structure compared to a group of multialternative mutual funds; and (10) the financial condition of SSgA FM and Payden & Rygel.

In considering the information and materials described above, the Independent Directors received assistance from, and met separately with, their independent legal counsel and were provided with a written description of their statutory responsibilities and the legal standards that are applicable to approvals of advisory agreements.

In determining whether to approve the New Subadvisory Agreement and the Payden Amendment, the Directors considered the information received in advance of the December Meeting, and the presentations made by, and discussions held with, representatives of SSgA FM, and the personnel of VIA, and discussions with the VP Fund’s Chief Compliance Officer (“CCO”), as well as a variety of factors. Although not meant to be all-inclusive, the following discusses some of the factors relevant to the Board’s decision to approve the New Subadvisory Agreement and the Payden Amendment. The discussion below with respect to Payden & Rygel specifically relates to its services as a subadviser for the enhanced equity strategy.

Nature, Extent and Quality of Services. With respect to the nature, extent and quality of the services expected to be provided by SSgA FM under the New Subadvisory Agreement and Payden & Rygel under the Payden Amendment, the Directors considered the specific investment process to be employed by SSgA FM and Payden & Rygel in managing the assets of the Fund to be allocated to them; the qualifications of SSgA FM’s and Payden & Rygel’s respective investment management personnel with regard to implementing a passive U.S. REIT strategy with respect to SSgA FM and an enhanced equity strategy with respect to Payden & Rygel; performance information provided for SSgA FM and Payden & Rygel as compared to a relevant benchmark and peer group; SSgA FM’s and Payden & Rygel’s infrastructure and whether it appeared to adequately support a passive U.S. REIT strategy with respect to SSgA FM and an enhanced equity strategy with respect to Payden & Rygel; and VIA’s review process and favorable assessment as to the nature, quality and extent of the subadvisory services expected to be provided to the Fund by SSgA FM and Payden & Rygel. The Directors acknowledged that SSgA FM and Payden & Rygel each has experienced portfolio management personnel; and appeared to have adequate infrastructure and support staff to seek to achieve favorable results implementing their respective proposed strategies for the Fund. The Directors concluded that the nature, extent and quality of the subadvisory services expected to be provided by SSgA FM and Payden & Rygel were appropriate in light of the investment strategies that each such subadviser is to implement on behalf of the Fund, and, thus, supported a decision to approve the New Subadvisory Agreement and the Payden Amendment.

Investment Performance. The Directors reviewed the investment performance information provided by VIA for SSgA FM and Payden & Rygel with respect to the proposed mandate each is to employ for the Fund, and considered such performance information versus a relevant benchmark and peer group (based on information provided by an independent third-party source) and VIA’s favorable assessment of such performance. Based on the information provided, the Directors concluded that the performance information supported a decision to approve the New Subadvisory Agreement and the Payden Amendment.

Subadvisory Fees, Expense Ratio Impact and Economies of Scale. In evaluating each proposed subadvisory fee, the Directors reviewed the subadvisory fee schedules for SSgA FM and Payden & Rygel. The Directors considered comparisons of the subadvisory fee to be charged by SSgA FM and Payden & Rygel to the Fund with its respective fee schedule for managing other accounts with an investment mandate similar to the mandate the subadviser is to employ on behalf of the Fund. The Directors also considered that, according to the information provided by VIA, the proposed fee schedule for SSgA FM reflected the lowest fee rate currently charged by the subadviser to other accounts for which it provides advisory services utilizing a mandate similar to the mandate it is to employ for the Fund and is lower than its standard fee schedule for managing accounts with a mandate similar to the mandate it is to employ for the Fund. With regard to the proposed fee schedule for Payden & Rygel relating to the enhanced equity strategy, the Directors also considered that the proposed fee schedule under the Payden Amendment is the same as the fee schedule Payden & Rygel charges to the Vantagepoint Discovery Fund (“Discovery Fund”). According to the information provided by VIA, the Discovery Fund is the only other comparable SEC-registered mutual fund that Payden & Rygel manages with a mandate similar to the enhanced equity strategy it is to employ for the Fund and both fee schedules are lower than Payden & Rygel’s standard fee schedule for managing accounts with a mandate similar to the mandate it is to employ for the Fund. Additionally, the nature of the subadvisory services that SSgA FM and Payden & Rygel is to provide to the Fund appeared to be comparable to those each subadviser currently provides to its other subadvisory relationships.

The Directors reviewed information provided by VIA (which was based on an independent third-party source) on the fees charged by a group of U.S. separate account investment managers to accounts with assets comparable to the amount of assets to be allocated initially to SSgA FM and Payden & Rygel (with respect to the enhanced equity strategy) and that employ a U.S. REIT strategy (for comparison to SSgA FM) and a small capitalization core strategy (for comparison to Payden & Rygel). According to the information provided, the proposed effective fee rate to be paid by the Fund to SSgA FM, and Payden & Rygel with respect to the enhanced equity strategy, at the proposed initial asset allocation levels would be below the median fee charged by such managers.

The Directors also considered information provided by VIA showing that there would be a decrease in the overall subadvisory fees and, therefore, a decrease in the total expense ratio of the Fund as a result of the New DSF Subadviser Structure. Referring to data provided by VIA and compiled by Morningstar, Inc. (“Morningstar”), a provider of independent investment company data, the Directors noted that the expected total investment advisory fee for the Fund, taking into account the New DSF Subadviser Structure, was lower than the average and median investment advisory fee of a group of mutual funds in Morningstar’s multialternative funds category. In addition, the Directors also considered information provided by VIA and compiled by Morningstar on the total expense ratios of this same group of mutual funds in Morningstar’s multialternative funds category, which showed that, if SSgA FM and Payden & Rygel (with respect to the enhanced equity strategy) each served as a subadviser to the Fund at the proposed subadvisory fee rates and proposed asset allocation levels effective May 1, 2014, along with Oaktree at its proposed subadvisory fee rate, and the Fund’s other existing subadvisers, Shenkman and Payden & Rygel (with respect to the low duration plus fixed income strategy) at their current subadvisory fee rates, and the proposed asset allocation levels effective May 1, 2014, the Fund’s expected total expense ratio would be below the average and median expense ratios of such funds.

The foregoing comparisons assisted the Directors in considering the New Subadvisory Agreement and the Payden Amendment by providing them with a basis for evaluating SSgA FM’s fee, and Payden & Rygel’s fee with respect to the enhanced equity strategy, including in light of the Fund’s expected overall investment advisory fee and total expense ratio, on a relative basis. Based on this information, the Directors concluded that the subadvisory fees of SSgA FM and Payden & Rygel appeared to be within a reasonable range for the services to be provided.

The Directors also reviewed the information provided by SSgA FM and Payden & Rygel regarding the estimated profits to be realized from their respective relationships with the Fund. In considering the extent to which economies of scale may be realized by SSgA FM, and Payden & Rygel with respect to the enhanced equity strategy, as the assets of the Fund to be managed by SSgA FM and Payden & Rygel grow and whether the proposed fee levels reflect these economies, the Directors considered that, although the proposed fee schedule for SSgA FM does not include breakpoints, the New Subadvisory Agreement was the product of arm’s-length negotiation. The Directors further considered the appropriateness of SSgA FM’s subadvisory fee structure in light of VIA’s assessment that the subadvisory fee schedule of SSgA FM reflects the lowest fee schedule available or offered by SSgA FM for like accounts (accounts of similar size and mandate) and the proposed effective fee rate to be paid to SSgA FM would be below the median fee charged by a group of U.S. separate account investment managers to accounts with assets comparable to the amount of assets proposed to be allocated initially to SSgA FM and that employ a U.S. REIT strategy. With regard to Payden & Rygel, the Directors considered that the Payden & Rygel subadvisory fee for the enhanced equity strategy included breakpoints, which indicates that the proposed subadvisory fee rate is intended to capture certain anticipated economies of scale for the benefit of the Fund and its shareholders, and that the subadvisory fee schedule of Payden & Rygel reflects the lowest fee schedule offered by Payden & Rygel for like accounts (accounts of similar size and mandate). The Directors concluded that the proposed fee schedules with respect to SSgA FM, and Payden & Rygel for the enhanced equity strategy, were appropriate at this time.

Other Considerations. The Directors considered VIA’s judgment that the addition of a passive U.S. REIT strategy and an enhanced equity strategy and the hiring of SSgA FM and Payden & Rygel, respectively, to implement such strategies, as well as the other May 1, 2014 changes to the Fund, should enhance the Fund’s growth potential while preserving downside protection.

The Directors considered the selection and due diligence process employed by VIA in deciding to recommend SSgA FM as a subadviser to the Fund to implement a passive U.S. REIT strategy, and in deciding to recommend that Payden & Rygel provide subadvisory services to the Fund with respect to the enhanced equity strategy. The Directors also considered VIA’s conclusion that the fee to be paid to SSgA FM and to Payden & Rygel as it relates to the enhanced equity strategy for their respective services to the Fund is competitive, reasonable and appropriate in light of the nature and quality of services to be provided by each subadviser and the reasons supporting that conclusion. The Directors concluded that VIA’s recommendations and conclusions supported approval of the New Subadvisory Agreement and the Payden Amendment.

The Directors also considered the potential “fall-out” or ancillary benefits that may accrue to SSgA FM and Payden & Rygel due to their relationship with the Fund. With respect to SSgA FM, the Board considered that SSgA FM indicated that, by serving as subadviser to the Fund, it may indirectly receive “fall-out” benefits from its relationship due to the value derived in the marketplace from the association. With respect to SSgA FM, the Directors also considered that SSgA FM may receive research or other services from certain brokers in connection with the execution of the Fund’s brokerage transactions. However, the Directors noted that all subadvisers are required to select brokers who meet the Fund’s requirements for seeking best execution, and that VIA monitors and evaluates the subadvisers’ trade execution with respect to the Fund’s brokerage transactions on a regular basis and provides reports to the Board in this regard. The Directors concluded that the potential benefits that may accrue to SSgA FM by virtue of its relationship with the Fund appeared to be reasonable. The Directors considered that Payden & Rygel does not anticipate any “fall-out” or ancillary benefits due to its relationship with the Fund.

Conclusion. After full consideration of the foregoing factors, with no single factor identified as being of paramount importance, the Directors, including a majority of the Independent Directors, concluded that the initial approval of the New Subadvisory Agreement and the Payden Amendment was in the best interests of the Fund and its shareholders, and approved the New Subadvisory Agreement with SSgA FM, and also approved the Payden Amendment.

THE NEW SUBADVISORY AGREEMENT AND PAYDEN AMENDMENT

The New Subadvisory Agreement with SSgA FM and the Payden Subadvisory Agreement have terms substantially similar to the terms of the agreements with other subadvisers to the VP Funds, except for the fee rates payable by the Fund to each of SSgA FM and Payden & Rygel. Under these agreements, SSgA FM and Payden & Rygel each makes, on a discretionary basis, all investment decisions for the portion of the Fund’s assets allocated to it, and continuously reviews, supervises and administers the Fund’s investment program with respect to those assets. SSgA FM and Payden & Rygel each discharges its responsibilities under its respective agreement subject to the supervision of VIA and the Board, and each has agreed to do so in a manner consistent with the Fund’s investment objective, policies and limitations. The New Subadvisory Agreement is dated May 1, 2014, and has an initial term ending February 28, 2015. Thereafter, continuance of the New Subadvisory Agreement requires the annual approval of the Board, including a majority of the Independent Directors. The Payden Subadvisory Agreement was originally dated October 27, 2007, amended April 3, 2009, September 28, 2009 and May 1, 2014, and has a term ending February 28, 2015. Continuance of the Payden Subadvisory Agreement requires the annual approval of the Board, including a majority of the Independent Directors.

For its services to the Fund under the New Subadvisory Agreement, SSgA FM receives a quarterly subadvisory fee from the Fund based on the average daily net asset value of the assets under SSgA FM’s management, with an annual rate of 0.07% on all assets.

For its services to the Fund under the Payden Amendment, Payden & Rygel receives a quarterly subadvisory fee based on the average daily net asset value of the assets of the Fund allocated to: (i) Payden & Rygel’s low duration plus fixed income strategy, with annual rates as follows: 0.10% on the first $200 million, 0.09% on the next $100 million, and 0.08% on all amounts in excess of $300 million; and (ii) Payden & Rygel’s enhanced equity strategy, with annual rates as follows: 0.15% on the first $250 million, 0.125% on the next $250 million, 0.10% on the next $250 million, and 0.075% on all amounts in excess of $750 million.

Neither SSgA FM nor Payden & Rygel is an “affiliated person” of VIA (as that term is defined in the 1940 Act).

ADDITIONAL INFORMATION ABOUT THE SSgA FM AND PAYDEN AND RYGEL

SSgA FM

SSgA FM, with its principal offices at State Street Financial Center, One Lincoln Street, Boston, Massachusetts, 02111, is a wholly owned subsidiary of State Street Corporation (“State Street”), a financial holding company listed on the New York Stock Exchange. SSgA FM and other advisory affiliates of State Street make up State Street Global Advisors (“SSgA”), the investment management arm of State Street. The business address of SSgA and State Street is State Street Financial Center, One Lincoln Street, Boston, Massachusetts, 02111.

The principal executive officers and directors of SSgA FM, and their principal occupations, are as follows:

Name	Title(s) and Principal Occupation
James E. Ross	Chairman and Director of SSgA FM; Executive Vice President of SSgA
Alyssa Albertelli	Chief Compliance Officer of SSgA FM; Chief Compliance Officer, SSgA
Phillip Gillespie	Chief Legal Officer of SSgA FM; General Counsel of SSgA
Keith Crawford	Treasurer of SSgA FM; Chief Financial Officer and Global Head of Strategy of SSgA
Ellen Needham	Director and President of SSgA FM; Senior Managing Director of SSgA
Kristi Mitchem	CTA – Chief Marketing Officer of SSgA FM; Executive Vice President of SSgA
Barry Smith	Director of SSgA FM; Senior Managing Director of SSgA
Ann Carpenter	Chief Operating Officer of SSgA FM; Vice President of SSgA

The address of each individual is State Street Financial Center, One Lincoln Street, Boston, Massachusetts, 02111.

Information regarding other comparable U.S. registered mutual funds with a similar investment objective for which SSgA FM serves as adviser or subadviser is provided in Appendix A to this Information Statement.

Payden & Rygel

Payden & Rygel, with its principal offices at 333 S. Grand Avenue, Los Angeles, California 90071, is a privately held independent investment management organization owned by twenty senior employees who are actively involved in the day-to-day operations of the firm.

The principal executive officers and directors of Payden & Rygel, and their principal occupations, are as follows:

Name	Title(s) and Principal Occupation
Joan A. Payden	President, Chief Executive Officer and Director
Brian W. Matthews	Managing Principal, Chief Financial Officer and Director
James P. Sarni	Managing Principal and Director
Mary Beth Syal	Managing Principal and Director
Scott J. Weiner	Managing Principal and Director
Edward S. Garlock	Managing Principal, Chief Compliance Officer and Director
Asha B. Joshi	Managing Principal and Director
Robin B. Creswell	Managing Principal and Director
Gregory T. Morrison	Managing Principal and Director

The business address of each of the individuals listed above is 333 S. Grand Avenue, Los Angeles, California 90071.

Information regarding other comparable U.S. registered mutual funds with a similar investment objective for which Payden & Rygel serves as adviser or subadviser (with respect to the enhanced equity strategy) is provided in Appendix A to this Information Statement.

THE INVESTMENT ADVISER AND THE MASTER INVESTMENT ADVISORY AGREEMENT

VIA, located at 777 North Capitol Street, NE, Suite 600, Washington, DC 20002, is a wholly owned subsidiary of and controlled by the ICMA Retirement Corporation (“ICMA-RC”), a retirement plan administrator and investment adviser whose principal investment advisory client is VantageTrust Company, LLC (“Trust Company”). ICMA-RC was established in 1972 as a not-for-profit organization to assist state and local governments and their agencies and instrumentalities in the establishment and maintenance of deferred compensation and qualified retirement plans for the employees of such public sector entities. ICMA-RC has been registered as an investment adviser with the SEC since 1983. VIA is a Delaware limited liability company and has been registered as an investment adviser with the SEC since 1999.

Joan McCallen serves as President and Chief Executive Officer of ICMA-RC, Manager and President of VIA, and President and Principal Executive Officer of the VP Funds. Angela Montez serves as Deputy General Counsel, Assistant Secretary, and Managing Vice President of ICMA-RC, Assistant Secretary of VIA, and Secretary of the VP Funds. Kathryn B. McGrath serves as Senior Vice President, Secretary and General Counsel of ICMA-RC, Secretary of VIA and Assistant Secretary of the VP Funds. Elizabeth Glista serves as Senior Vice President and Chief Financial Officer of ICMA-RC, Treasurer of VIA, and Treasurer and Principal Financial Officer of the VP Funds. B. James Rohrbacher serves as Senior Vice President and CCO of ICMA-RC and VIA, and CCO and Vice President of the VP Funds.

VIA provides investment advisory services to the Fund pursuant to a Second Master Investment Advisory Agreement (“Second Master Agreement”). The Second Master Agreement, dated January 3, 2005, as amended December 29, 2005, October 26, 2007, December 11, 2009 and August 31, 2012, was last approved by shareholders of the Fund on October 29, 2007. On February 5, 2014, the Board approved the continuance of the Second Master Agreement through February 28, 2015. VIA’s advisory services include fund design, establishment of fund investment objectives and strategies, selection and management of subadvisers, performance monitoring, and supervising and formulating each fund’s investment program. Additionally, VIA furnishes periodic reports to the Board regarding the investment strategy and performance of each series of the VP Funds.

Pursuant to the Second Master Agreement, the Fund compensates VIA for these services by paying VIA an annual advisory fee assessed against average daily net assets of the Fund of 0.10%. VIA earned $1,012,244 in advisory fees for services provided to the Fund for the fiscal year ended December 31, 2013.

SUBADVISERS AND SUBADVISORY FEES PAID

Information comparing the subadvisory fees paid by the Fund during the calendar year 2013 to the subadvisory fees that would have been paid by the Fund had the new DSF Subadviser Structure been in place during the calendar year 2013, is provided as Appendix B to this Information Statement.

PAYMENTS OF COMMISSIONS TO AFFILIATES

The Fund did not make any payments of commissions to any of its affiliated brokers during the fiscal year ended December 31, 2013.

SHARES OUTSTANDING AND BENEFICIAL OWNERS OF THE FUND’S SHARES

Shares Outstanding – As of June 30, 2014, the Fund had 99,237,296 outstanding shares. Each share entitles the holder to one vote. The Fund has only one class of shares, T Shares.

Principal Holders – Below are the names, addresses, and amount and percentage of shares owned by class of each person (or entity) that owns of record or is known to own beneficially 5% or more of any class of the Fund’s outstanding shares as of June 30, 2014:

Name	Address	Fund and Class	Amount of shares owned	Percentage Owned
VantageTrust	777 N. Capitol Street, NE Washington, DC 20002	Diversifying Strategies Fund – T Shares	86,673,069	87.34%

Also, as of June 30, 2014, the Directors and executive officers of the VP Funds, both individually and as a group, owned less than 1% of each class of each of the Fund’s outstanding voting securities.

Control Persons – A majority of the voting shares of the Fund are held, either directly, or indirectly through certain of the Vantagepoint Model Portfolio Funds and Milestone Funds, by VantageTrust, a group trust sponsored and maintained by the Trust Company. VantageTrust, located at 777 North Capitol Street, NE, Suite 600, Washington, DC 20002, was established for the purpose of holding and investing the assets of public sector retirement and deferred compensation plans. The Trust Company has the power to vote the shares of the Fund held directly by VantageTrust, and pursuant to VIA’s proxy voting policies, VIA generally will seek instructions from the Board of Directors of the Trust Company on how to vote the shares of the Fund held by the Vantagepoint Model Portfolio Funds and Milestone Funds, and will cast the Fund’s votes in accordance with the instructions received. The Trust Company therefore, directly or indirectly, has the power to vote more than 25% of the Fund’s voting securities and thus under the 1940 Act is considered a “control person” of the Fund. As a control person of the Fund, the Trust Company has the ability to control the outcome of matters submitted to the vote of shareholders. Both the Trust Company and VIA are wholly owned subsidiaries of ICMA-RC.

The following represents the percentage of total shares outstanding of the Fund held, directly or indirectly, by VantageTrust as of June 30, 2014: 87.34%.

GENERAL INFORMATION

Distributor

ICMA-RC Services, LLC (“RC Services”), located at 777 North Capitol Street, NE, Suite 600, Washington, DC 20002, serves as the distributor of the VP Funds’ shares pursuant to a Distribution Agreement. RC Services is a wholly owned subsidiary of ICMA-RC and an “affiliated person” of VIA (as that term is defined under the 1940 Act). Joan McCallen serves as President of RC Services. The VP Funds did not pay any commissions to RC Services during the fiscal year ended December 31, 2013.

Transfer Agent and Administrator

Vantagepoint Transfer Agents, LLC (“VTA”), located at 777 North Capitol Street, NE, Suite 600, Washington, DC 20002, is the designated transfer agent of the VP Funds and, pursuant to a Transfer Agency and Administrative Services Agreement, also provides certain transfer agency and administrative shareholder support services for the VP Funds and the share classes thereof related to the retirement plans and other investors investing in the VP Funds. VTA is a wholly owned subsidiary of ICMA-RC and an “affiliated person” of VIA (as that term is defined under the 1940 Act). Joan McCallen serves as President of VTA. VTA received $1,615,995 in fees from the Fund during the fiscal year ended December 31, 2013 for the services it provided.

The VP Funds have entered into a Mutual Funds Service Agreement with J.P. Morgan Investor Services Co. (whose successor in interest is JPMorgan Chase Bank, NA) (“JP Morgan”), located at 70 Fargo Street, Boston, MA 02210, whereby JP Morgan performs certain financial reporting, tax services, fund accounting, administrative and portfolio compliance services for the VP Funds.

HOUSEHOLDING

If you request a paper copy of this Information Statement, only one copy of this Information Statement will be mailed to your household, even if more than one person in the household is a Fund shareholder of record, unless the VP Funds have received instructions to the contrary. If you need additional copies of this Information Statement, please contact the VP Funds toll free at 1-800-669-7400 or in writing at 777 North Capitol Street, NE, Suite 600, Washington, DC 20002. If you do not want the mailing of an Information Statement to be combined with those for other members of your household in the future, or if you are receiving multiple copies and would rather receive just one copy for the household, contact the VP Funds in writing at 777 North Capitol Street, NE, Suite 600, Washington, DC 20002 or toll free at 1-800-669-7400.

FINANCIAL INFORMATION

Shareholders can obtain a copy of the VP Funds’ most recent Annual Report and any Semi-Annual Report following the Annual Report, without charge, by writing the VP Funds at 777 North Capitol Street, NE, Suite 600, Washington, DC 20002 or by calling the VP Funds toll free at 1-800-669-7400.

APPENDIX A

Comparable Funds Advised or Subadvised by SSgA FM

Name of Fund	Approximate Total Fund Assets Advised/Subadvised as of May 31, 2014 (millions)	Fee Schedule or Advisory Fee (annually, as % of average daily net assets)	Waiver of Advisory Fee
SPDR® Dow Jones REIT ETF	$2,562.03	0.25%	N/A

Note: As of May 1, 2014, SSgA FM managed approximately $51 million of the Fund’s total assets.

Comparable Funds Advised or Subadvised by Payden & Rygel

(With Respect to the Enhanced Equity Strategy)

Name of Fund	Approximate Total Fund Assets Advised/Subadvised as of May 31, 2014 (millions)	Fee Schedule or Advisory Fee (annually, as % of average daily net assets)	Waiver of Advisory Fee
Vantagepoint Discovery Fund	$137	0.15% on the first $250 million, 0.125% on the next $250 million, 0.10% on the next $250 million, and 0.075% on all amounts in excess of $750 million	N/A

Note: As of May 1, 2014, the enhanced equity strategy portion managed by Payden & Rygel for the Fund was approximately $310 million of the Fund’s total assets.

APPENDIX B

	Column A Actual Subadvisory Fees Paid by the Fund During the Calendar Year 2013	Column B Subadvisory Fees That Would Have Been Paid by the Fund During the Calendar Year 2013 Based on the New DSF Subadviser Structure*
Calamos	$1,203,912	N/A
Mellon	$658,014	N/A
Oaktree	N/A	$1,195,041
Payden & Rygel	$500,088	$763,969
Shenkman	$912,476	$989,858
SSgA FM	N/A	$40,028
Total	$3,274,490	$2,988,896

The difference between the actual subadvisory fees paid by the Fund to Calamos, Mellon, Payden & Rygel and Shenkman, taking into account the allocation of the Fund’s net assets among the subadvisers in place during the calendar year 2013 (Column A), and the subadvisory fees that would have been paid by the Fund to Oaktree, Payden & Rygel, Shenkman and SSgA FM, had Oaktree, Payden & Rygel (with respect to the enhanced equity strategy) and SSgA FM served as subadvisers in place of Calamos and Mellon during that period, taking into account the New DSF Subadviser Structure (Column B), is $285,594 or a 8.72% decrease.

*	Effective February 4, 2014: (i) Calamos Advisors LLC (“Calamos”) was terminated as a subadviser to the Fund; and (ii) Oaktree began serving as a subadviser to the Fund replacing Calamos. Further information regarding these February 4, 2014 subadviser changes was made available on or about May 5, 2014 to the Fund’s shareholders in a separate information statement. See also the VP Funds’ May 1, 2014 prospectus.

THE VANTAGEPOINT FUNDS

VANTAGEPOINT DIVERSIFYING STRATEGIES FUND

777 North Capitol Street, NE

Suite 600

Washington, DC 20002

NOTICE OF INTERNET AVAILABILITY OF INFORMATION STATEMENT

Important Notice Regarding Internet Availability of Information Statement:

An information statement regarding the Vantagepoint Diversifying Strategies Fund is available at http://www.icmarc.org/x3333.xml?RFID=W427

This Notice of Internet Availability of Information Statement is being mailed on or about July 29, 2014 to shareholders of record of the Vantagepoint Diversifying Strategies Fund (the “Fund”) as of June 30, 2014.

This Notice of Internet Availability of Information Statement presents only an overview of the more complete information statement that is available to you on the internet relating to the Fund, a series of The Vantagepoint Funds (the “VP Funds”). We encourage you to access and review all of the important information contained in the full information statement.

The information statement provides information regarding recent changes related to the Fund’s subadvisory arrangements. At a meeting held on December 3, 2013 (the “December Meeting”), the Board of Directors of the VP Funds (the “Board”) approved effective May 1, 2014: (i) the addition of an enhanced equity strategy and the hiring of Payden & Rygel to serve as a subadviser for that new strategy; and (ii) the addition of a real estate investment trust (REIT) strategy to be implemented on a passive basis and the hiring of SSgA Funds Management, Inc. to serve as a subadviser for that new strategy. Also at the December Meeting, the Board approved effective May 1, 2014: (i) the elimination of the global tactical asset allocation strategy (“GTAA strategy”) and the termination of Mellon Capital Management Corporation as subadviser for that strategy; (ii) the elimination of the collateral portfolio associated with the GTAA strategy, which was subadvised by Payden & Rygel; (iii) a reduction in the assets of the Fund allocated to the low duration plus fixed income strategy, which is subadvised by Payden & Rygel; and (iv) a reduction in the assets of the Fund allocated to the convertible securities strategy subadvised by Shenkman Capital Management, Inc.

The changes were approved by the Board on the recommendation of the Fund’s investment adviser, Vantagepoint Investment Advisers, LLC, without shareholder approval, as is permitted by an order of the U.S. Securities and Exchange Commission dated May 8, 2000, which allows certain subadviser changes to be made without shareholder approval (the “SEC Order”). The SEC Order instead requires that an information statement be sent to you.

This Notice of Internet Availability of Information Statement is not an information statement. The full information statement regarding the changes to the Fund’s subadvisory arrangements summarized above is available online at: http://www.icmarc.org/x3333.xml?RFID=W427. The full information statement will be available at that address until October 31, 2014. The information statement is available as a PDF (Portable Document Format), which may be viewed and printed using Adobe Acrobat® Reader, which is available without charge from Adobe Systems, Inc. at http://get.adobe.com/reader/.

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Obtaining Copies of the Information Statement

You may request a paper or email copy of the full information statement, without charge, by contacting the VP Funds toll free at 1-800-669-7400, by email at investorservices@icmarc.org, or in writing at 777 North Capitol Street, NE, Suite 600, Washington, DC 20002.

Householding

Only one copy of this Notice of Internet Availability of Information Statement (or if requested, only one paper copy of the full information statement) will be mailed to your household, even if more than one person in the household is a VP Funds shareholder of record, unless the VP Funds has received instructions to the contrary. If you need additional copies of this Notice of Internet Availability of Information Statement (or if requested, additional paper copies of the full information statement), please contact the VP Funds toll free at 1-800-669-7400 or in writing at 777 North Capitol Street, NE, Suite 600, Washington, DC 20002. If you do not want the mailing of this Notice of Internet Availability of Information Statement (or if requested, a paper copy of the full information statement) to be combined with those for other members of your household in the future, or if you are receiving multiple copies and would rather receive just one copy for the household, contact the VP Funds in writing at 777 North Capitol Street, NE, Suite 600, Washington, DC 20002 or toll free at 1-800-669-7400.

We Are Not Asking You for a Proxy and You are Requested Not to Send us a Proxy.

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